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                                                                    EXHIBIT 10.7

ASSIGNMENT OF COMMERCIAL EXPLOITATION RIGHTS AGREEMENT

             This is an irrevocable Assignment (the "Assignment"), effective as of May 30, 1997, of the rights and obligations of TransCosmos, Incorporated, a Japanese corporation (the "Assignor"), arising under the Commercial Exploitation Rights Agreement, dated May 30, 1997 (the "Agreement") between PointCast Incorporated, a California corporation ("PCI") and Assignor, to PointCast Japan, L.L.C., a Delaware limited liability company (the "Assignee").

             Recitals

             WHEREAS, PCI granted certain rights and licenses to the Assignor under the Agreement; and

             WHEREAS, the Assignor wishes to assign its rights and licenses under the Agreement together with its obligations under the Agreement to the Assignee in accordance with the terms set forth herein.

             NOW THEREFORE, the parties hereby agree as follows:

             1.      Assignment.

             a. Assignment of the Rights and Obligations under the Agreement. The Assignor hereby irrevocably assigns and transfers unto Assignee and unto Assignee's successors and assigns for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Assignor, forever, all right, title and interest in and to the Agreement and to all rights and licenses thereunder (the "Assigned Rights") and all obligations under the Agreement effective from May 30, 1997.

             b. Assumption of Obligations under the Agreement. The Assignee hereby irrevocably assumes all obligations of Assignor under the Agreement. Assignor and Assignee shall be jointly and severally liable for any obligation or liability of the Assignor under the Agreement arising before the date hereof.

             c. Consent. PCI hereby irrevocably consents to this Assignment and agrees to continue to comply with the terms and conditions of the Agreement.

             2.      Representations and Warranties.

             a. Representations and Warranties of the Assignor. The Assignor represents and warrants to the Assignee and to PCI as follows:

             (i) The Assignor is a company duly organized and validly existing under the laws of Japan and has full power, authority and legal right to execute and deliver this Assignment, and to perform and observe the terms and conditions hereof;

             (ii)    The execution and delivery of this Assignment and the
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             consummation of the transaction contemplated herein does not and will not result in any breach of any applicable law, regulation, order, writ, injunction or decree of any court or governmental authority (domestic or foreign) or of any of the terms, conditions or provisions of, or constitute a default under, or, with notice or lapse of time, or both, constitute a default under, or result in the creation of any lien upon any property or assets of the Assignor pursuant to (a) the charter documents of the Assignor, (b) any laws, regulations or instruments governing the operations or activities of the Assignor or (c) any indenture, agreement or other instrument to which the Assignor is a party or by which it or its assets are bound;

             (iii) No authorization, approval, filing or consent, other than that provided for in Section 1(c) hereof, and no license, exemption, order, notice, registration or other action of any governmental agency or commission or public or quasi-public body or authority is necessary for the due execution and delivery by the Assignor of this Assignment;

             (iv) The Agreement and this Assignment have been duly authorized, executed and delivered by the Assignor and constitute legal, valid and binding obligations of the Assignor, enforceable against it in accordance with their respective terms;

             (v) The Assigned Rights are free from all security interests, liens, pledges, encumbrances and claims;

             (vi) Since May 30, 1997, the Assignor has not terminated, replaced, amended or waived any provision of the Agreement;

             (vii) The Assignor has not assigned the Agreement or any of the Assigned Rights to any third party;

             (viii) No judicial or administrative proceedings are pending to the knowledge of the Assignor which would adversely affect its rights, obligations or licenses under this Assignment or under the Agreement; and

             (ix) The Assignor has paid all amounts due under Section 3 of the Agreement.

             b. Representations and Warranties of the Assignee. Assignee represents and warrants to the Assignor and to PCI as follows:

             (i) The Assignee is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Assignment, and to perform and observe the terms and conditions hereof;

             (ii) The execution and delivery of this Assignment and the consummation of the transaction contemplated herein does not and will not result in any breach of any applicable law, regulation, order, writ, injunction or decree of any court or governmental
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             authority (domestic or foreign) or of any of the terms,
             conditions or provisions of, or constitute a default under, or, with notice or lapse of time, or both, constitute a default under, or, result in the creation of any lien upon any property or assets of the Assignee pursuant to (a) the charter documents of the Assignee, (b) any laws, regulations or instruments governing the operations or activities of the Assignee or (c) any indenture, agreement or other instrument to which the Assignee is a party or by which it or its assets are bound;

             (iii) No authorization, approval, filing or consent, and no license, exemption, order, notice, registration or other action of any governmental agency or commission or public or quasi-public body or authority is necessary for the due execution and delivery by the Assignee of this Assignment; and

             (iv) This Assignment has been duly authorized, executed and delivered by the Assignee and this Assignment and the Agreement (including the obligations thereunder assumed by the Assignee hereby) constitute legal, valid and binding obligations of the Assignee, enforceable against it in accordance with their respective terms.

             3.      Miscellaneous.

             a. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     b. Notices. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Assignment shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a transmittal confirmation, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit in the mail or (d) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

                             (i)    If to the Assignor:

                                    TransCosmos, Incorporated
                                    Sumitomoseimei Akasaka Bldg.
                                    3-3-3, Akasaka, Minato-ku
                                    Tokyo, Japan  107
                                    Attention:      Hiroshi Kaizuka
                                    Telephone:
                                    Facsimile:      011 81 3 3584 6079

                             (ii)   If to the Assignee:

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                                    PointCast Japan, L.L.C.
                                    Sumitomoseimei Akasaka Bldg.
                                    3-3-3, Akasaka, Minato-ku
                                    Tokyo, Japan  107
                                    Attention:      Douglas W.C. Boake
                                    Telephone:
                                    Facsimile:      011 81 3 3584 6079

                             (iii)  If to PCI:

                                    PointCast Incorporated
                                    2475 Augustine Drive, Suite 101
                                    Santa Clara, California 95054
                                    Attention:      Jim Wickett, SVP
                                    Telephone:      (408) 253-0894
                                    Facsimile:      (408) 253-8590

             or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

             c. Governing Law. This Assignment shall in all respects be governed by the laws of the State of California without reference
             to its principles of conflicts of laws.   The parties hereby
             agree that all disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of and venue in the federal and state courts within Santa Clara County, California. The Assignor and the Assignee hereby consent to the personal and exclusive jurisdiction and venue of these courts.

                     IN WITNESS WHEREOF, the parties have executed this
             Assignment effective as of the date first set forth above.

             ASSIGNOR:
             TransCosmos, Incorporated


             By: /s/ Koki Okuda

             Name: Koki Okuda

             Title: President and C.E.O

             ASSIGNEE:
             PointCast Japan, L.L.C.

             By: /s/ Douglas W.C. Boake

             Name: Douglas W.C. Boake

             Title: Douglas W.C. Boake
                    Manager


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             PCI
             PointCast Incorporated

             By: /s/ Jim Wickett

             Name:   Jim Wickett

             Title:  Senior Vice President